                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [ ]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              L. LURIA & SON, INC.
                (Name of Registrant as Specified in Its Charter)

                              L. LURIA & SON, INC.
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                              L. LURIA & SON, INC.
                             5770 Miami Lakes Drive
                           Miami Lakes, Florida 33014
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 1995
                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of L. Luria & Son, Inc. (the 'Company') will be held at the Davis Cup Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida 33014, on June 1, 1995 at 9:00 A.M., local time, for the following purposes:

        1. To elect two Directors of the Company, one of whom will be elected by the holders of Common Stock to serve until the annual meeting of shareholders to be held in 1998, and one of whom will be elected by the holders of Class B Stock, to serve until the annual meeting of shareholders to be held in 1998, and until their respective successors are duly elected and qualified;

        2. To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for the current fiscal year; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend, although only shareholders of record at the close of business on April 6, 1995 will be entitled to vote at the meeting or any adjournment thereof.

                                          GLORIA LURIA
                                          Secretary

Miami Lakes, Florida
May 3, 1995

     A FORM OF PROXY AND THE ANNUAL REPORT OF L. LURIA & SON, INC. FOR THE FISCAL YEAR ENDED JANUARY 28, 1995 ARE ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                              L. LURIA & SON, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 1, 1995
                            ------------------------
                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of L. Luria & Son, Inc. (the 'Company'), to be voted at the 1995 Annual Meeting of Shareholders of the Company (the 'Meeting') to be held at 9:00 A.M., local time, June 1, 1995 at the Davis Cup Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida 33014, for the purposes set forth in the preceding notice.

     You may revoke your proxy at any time prior to its use by delivering a written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications, (i) FOR the nominees for Director designated by the Directors and (ii) FOR the proposal to ratify the appointment of KPMG Peat Marwick as independent auditors. The Board of Directors of the Company has fixed the close of business on April 6, 1995, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof.

     The complete mailing address of the Company's principal executive offices is 5770 Miami Lakes Drive, Miami Lakes, Florida 33014. The approximate date on which this proxy statement and the form of proxy were first sent or given to the shareholders of the Company was May 3, 1995.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only the holders of shares of common stock, $.01 par value per share ('Common Stock'), and Class B stock, $.01 par value per share ('Class B Stock'), at the close of business on April 6, 1995 are entitled to vote at the Meeting. At the close of business on April 6, 1995, there were 3,975,524 shares of Common Stock outstanding. In addition, on such date there were 1,432,034 shares of Class B Stock outstanding. Except for the election of Directors where Common Stock and Class B Stock each vote as a separate class, holders of record of Common Stock will be entitled to one vote for each share held and holders of record of Class B Stock will be entitled to ten votes for each share held, on all matters presented at the Meeting. Therefore, the holders of Class B Stock are entitled to approximately 78% of the votes on all matters other than the election of Directors. The presence in person or by proxy of a majority of the shares entitled to vote at the Meeting shall constitute a quorum at the Meeting, except for matters which require a separate class vote, such as the election of Directors. A majority of the shares of Common Stock shall constitute a quorum for the election of the Director representing holders of Common Stock and a majority of the shares of Class B Stock shall constitute a quorum for the election of the Director representing holders of Class B Stock. The nominee receiving the greatest number of votes of Common Stock present or represented at the Meeting voting separately as a class and the nominee receiving the greatest number of votes of Class B Stock present or represented at the Meeting voting separately as a class shall be elected as Directors.
The affirmative vote of a plurality of votes cast by the shares of Common Stock and Class B Stock present or represented at the Meeting and voting together is required for approval of proposal 2. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes 'for' or 'against' any matter. The inspector of elections will treat shares referred to as 'broker or nominee non-votes' (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting from time to time without further notice.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 6, 1995 the number of shares of Common Stock and Class B Stock of the Company which were owned beneficially by
(i) each person who is known by the Company to own beneficially more than 5% of its Common Stock or Class B Stock, (ii) each Director and nominee for Director,
(iii) each of the named executive officers listed in the Summary Compensation Table (see 'Executive Compensation') and (iv) the officers and Directors of the Company as a group:

                                                                                               COMBINED VOTING
                                                                                                   POWER OF
            NAME AND ADDRESS OF                NUMBER AND (PERCENT)    NUMBER AND (PERCENT)    COMMON STOCK AND
            BENEFICIAL OWNER(1)                    COMMON STOCK            CLASS B STOCK        CLASS B STOCK
            -------------------                ---------------------   ---------------------   ----------------
Leonard Luria(2)(3).........................     1,050        (*)        419,800     (29.3%)         22.7%
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Peter P. Luria(4)(5)........................   166,687        (4.0%)     355,000     (24.8%)         20.1%
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Nancy Luria-Cohen(4)(6)(7)(8)...............     8,779        (*)        306,448     (21.4%)         16.6%
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Henry S. Luria(4)(6)(7)(9)..................       704        (*)        168,354     (11.8%)          9.1%
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

                                                                                               COMBINED VOTING
                                                                                                   POWER OF
            NAME AND ADDRESS OF                NUMBER AND (PERCENT)    NUMBER AND (PERCENT)    COMMON STOCK AND
            BENEFICIAL OWNER(1)                    COMMON STOCK            CLASS B STOCK        CLASS B STOCK
            -------------------                ---------------------   ---------------------   ----------------
Gloria Luria(10)(11)........................       299        (*)        227,457     (15.9%)         12.3%
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Edwin D. Marks(11)..........................    15,311        (*)        127,457      (8.9%)          7.0%
182 Fairchild Avenue
Plainview, New York 11803

Harold Wolfson..............................       -0-          (0%)         -0-        (0%)            0%
344 Glenbrook Drive
Atlantis, Florida 33462

Harry J. Diven, Jr.(12).....................     1,666        (*)            -0-        (0%)           (*)
315 West 70th Street
New York, New York 10017

Sydney A. Luria, Esq.(13)...................    21,425        (*)            -0-        (0%)            0%
Carb, Luria, Glassner, Cook & Kufeld
529 Fifth Avenue
New York, New York 10017

Jorgen Petersen.............................       -0-          (0%)         -0-        (0%)            0%
Swoboda International
Manufacturing Co., Inc.
330 5th Avenue
New York, New York 10001

Jeremy R. Serwer............................       -0-          (0%)         -0-        (0%)            0%
The Serwer Company
133 Laurel Drive
Needham, Massachusetts 02192

Cynthia Cohen Turk(14)......................       -0-          (0%)         -0-        (0%)            0%
MARKETPLACE 2000
2333 Ponce de Leon Boulevard
Coral Gables, Florida 33134

Jeffrey Bayer(15)...........................     9,334        (*)            -0-        (0%)           (*)
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Richard Liebman(16).........................     3,334        (*)            -0-        (0%)           (*)
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

                                                                                               COMBINED VOTING
                                                                                                   POWER OF
            NAME AND ADDRESS OF                NUMBER AND (PERCENT)    NUMBER AND (PERCENT)    COMMON STOCK AND
            BENEFICIAL OWNER(1)                    COMMON STOCK            CLASS B STOCK        CLASS B STOCK
            -------------------                ---------------------   ---------------------   ----------------
Joseph Bombara..............................       -0-          (0%)         -0-        (0%)            0%
12171 N.W. 10th Manor
Coral Springs, Florida 33071

Duane R. Wolter.............................       -0-          (0%)         -0-        (0%)            0%
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Dimensional Fund Advisors,
Inc.(17)(18)................................   328,037        (7.9%)         -0-        (0%)          1.8%
1299 Ocean Avenue
Santa Monica, California 90401

Tweedy, Browne Company L.P.(19).............   287,445        (6.9%)         -0-        (0%)          1.6%
52 Vanderbilt Avenue
New York, New York 10017

FMR Corp.(17)...............................   230,000        (5.5%)         -0-        (0%)          1.2%
82 Devonshire Street
Boston, Massachusetts 02109

All Directors and officers as a group
(19 persons(6)(7)(8)(11)
(12)(13)(14)(15)(16) )......................   227,148        (5.5%)   1,308,705     (91.4%)         72.0%

- ------------------------
 (*) Less than 1%.

 (1) All shares are owned directly unless otherwise indicated. Does not include Common Stock vested under the Company's Tax Deferred Savings Plan.

 (2) Does not include shares shown in the above tables as being owned by Leonard Luria's wife, Gloria Luria, or his three adult children, Peter and Henry Luria and Nancy Luria-Cohen, as to all of which shares Mr. Luria, an officer and Director of the Company, disclaims beneficial ownership.

 (3) Does not include such person's contingent beneficial ownership of 29,000 shares of Class B Stock held by the trust referred to in Note (6).

 (4) Does not include such person's contingent beneficial ownership of 127,457 shares of Class B Stock held by the trust referred to in Note (11).

 (5) Does not include such person's contingent beneficial ownership of 29,000 shares and 28,954 shares of Class B Stock held by the trusts referred to in Notes (6) and (7), respectively, as to which shares Peter Luria, an officer and Director of the Company, disclaims beneficial ownership. Includes 166,667 shares of Common Stock subject to presently exercisable stock options.

 (6) Includes 29,000 shares of Class B Stock beneficially owned by Nancy Luria-Cohen, an officer of the Company, and Henry S. Luria as Co-Trustees under an irrevocable intervivos trust created in 1990 by Leonard Luria for the benefit of Leonard Luria as income beneficiary and Peter Luria as contingent remainderman.

 (7) Includes 28,954 shares of Class B Stock beneficially owned by Nancy Luria-Cohen, an officer of the Company, and Henry S. Luria as Co-Trustees under an irrevocable intervivos trust created in 1990 by Gloria Luria for the benefit of Gloria Luria as income beneficiary and Peter Luria as contingent remainderman.

 (8) Includes 6,667 shares of Common Stock subject to presently exercisable stock options, but does not include 1,800 shares of Common Stock owned by Dan Cohen, the husband of Nancy Luria-Cohen, an officer of the Company, as to which shares Ms. Luria-Cohen disclaims beneficial ownership.

 (9) Does not include 1,800 shares of Class B Stock owned by Corinne Luria, the wife of Henry S. Luria, as to which shares Henry S. Luria disclaims beneficial ownership.

(10) Does not include such person's contingent beneficial ownership of 28,954 shares of Class B Stock held by the trust referred to in Note (7).

(11) Includes 127,457 shares of Class B Stock beneficially owned by Gloria Luria, an officer of the Company, and Edwin D. Marks, a Director of the Company, as Co-Trustees under an irrevocable intervivos trust created in 1972 by Leonard Luria for the benefit of Gloria Luria. Peter and Henry Luria and Nancy Luria-Cohen are contingent beneficiaries of the Trust and therefore may be deemed to be beneficial owners of the shares held by the Trust.

(12) Includes 1,666 shares of Common Stock subject to presently exercisable stock options.

(13) Includes 21,425 shares of Common Stock beneficially owned by Sydney A. Luria, a Director of the Company, and Paula Caplan and Phillip Luria as Trustees under a Trust created pursuant to the will of Lucille Luria.

(14) Does not include 200 shares of Common Stock owned by Harry Turk, the husband of Cynthia Cohen Turk, a Director of the Company, as to which shares Ms. Turk disclaims beneficial ownership.

(15) Includes 8,334 shares of Common Stock subject to presently exercisable stock options.

(16) Includes 3,334 shares of Common Stock subject to presently exercisable stock options.

(17) Based upon most recent Schedule 13G filing.

(18) Dimensional Fund Advisors, Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 328,037 shares of Common Stock of the Company as of December 31, 1993, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disdains beneficial ownership of all such shares. Officers of Dimensional serve as officers of each such company and have the power to vote such shares.

(19) Based upon most recent Schedule 13D filing.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Generally each class is elected every third year. Directors who are voted into a class during the term of the class may serve less than a three year term. Furthermore, the Articles of Incorporation of the Company require that at least 25% of the Directors of the Company must be elected by holders of Common Stock, with the balance of the Directors of the Company elected by the holders of Class B Stock.

     Of the two Directors to be elected, one is to be elected by the holders of the outstanding Common Stock and one is to be elected by the holders of the outstanding Class B Stock. The persons named in the enclosed proxy will vote shares of Common Stock for the election of the nominee named below to represent holders of Common Stock, and shares of Class B Stock for the election of the nominee named below to represent holders of Class B Stock, unless such proxy directs otherwise. The nominee named below to represent holders of Common Stock (Harry J. Diven, Jr.) and the nominee named below to represent holders of Class B Stock (Peter P. Luria) will serve until the annual meeting of shareholders to be held in 1998 and until their respective successors are duly elected and qualified. The Board of Directors does not expect that any of the nominees named in this proxy will be unable to stand for election, but, in the event that vacancies in the slate of nominees should occur unexpectedly, the shares represented by the proxies will be voted for substitutes chosen by the Board of Directors.
DIRECTORS AND NOMINEES

     The following table sets forth certain information with respect to each Director and nominee for election to the Board of Directors of the Company:

                                                         CURRENT
                                           DIRECTOR        TERM
            NAME                  AGE       SINCE        EXPIRES      PRINCIPAL OCCUPATION OR OCCUPATIONS
            ----                  ---      --------      -------   --------------------------------------
                        Nominee for Director Representing Holders of the Common Stock
Harry J. Diven, Jr.                 70       1983          1995    Certified public accountant, private in-
                                                                   vestor and financial consultant since
                                                                   1979.
                       Nominee for Director Representing Holders of the Class B Stock
Peter P. Luria(1)(2)(3)(4)(5)       43       1978          1995    President of the Company since April 1989.
                                                                   Prior to becoming President held various
                                                                   positions in the Company since 1974.

                                                         CURRENT
                                           DIRECTOR        TERM
            NAME                  AGE       SINCE        EXPIRES      PRINCIPAL OCCUPATION OR OCCUPATIONS
            ----                  ---      --------      -------   ------------------------------------------
                             Directors Representing Holders of the Common Stock
Sydney A. Luria(1)                  87       1972          1997    Senior Partner in the New York City law
                                                                   firm of Carb, Luria, Glassner, Cook &
                                                                   Kufeld since 1963.
Cynthia Cohen Turk                  42       1993          1996    President of MARKETPLACE 2000, a
                                                                   consulting firm providing marketing,
                                                                   strategy, product positioning and profit
                                                                   improvement services, since 1990. For-
                                                                   merly a partner at Deloitte & Touche. A
                                                                   director of Office Depot, One Price
                                                                   Clothing Stores, Inc., Loehmann's and
                                                                   Spec's Music Stores, Inc., both public-
                                                                   ly-traded companies.
                             Directors Representing Holders of the Class B Stock
Leonard Luria(1)(2)(3)(4)(5)        71       1961          1996    Chief Executive Officer and Treasurer of
                                                                   the Company since 1961.
Edwin D. Marks                      72       1972          1996    President and Chief Executive Officer of
                                                                   Sunrise Oil Company, Inc., distributor of
                                                                   fuel oil, since 1948.
Jorgen Petersen                     55       1991          1997    President of Swoboda International
                                                                   Manufacturing Co., Inc., an importer of
                                                                   handbags and luggage since 1981. Formerly
                                                                   President of the United States division of
                                                                   Consumers Distributing Ltd., Inc., a
                                                                   Canadian based catalog showroom retailer.

                                                         CURRENT
                                           DIRECTOR        TERM
            NAME                  AGE       SINCE        EXPIRES      PRINCIPAL OCCUPATION OR OCCUPATIONS
            ----                  ---      --------      -------   ------------------------------------------
Jeremy R. Serwer(1)(2)              46       1992          1997    President of The Serwer Company, a
                                                                   consulting company to retailers and de-
                                                                   velopers on leasing matters since Feb-
                                                                   ruary 1993. Formerly President of Factory
                                                                   Merchants Malls, Inc., an owner and
                                                                   operator of outlet shopping centers, and
                                                                   Executive Vice President of its parent,
                                                                   Angeles Corporation, a real estate
                                                                   management company, from September 1991
                                                                   until December 1992. Prior to that, Vice
                                                                   President and General Manager, Retail
                                                                   Stores Division, of The William Carter
                                                                   Company, a manufacturer of children's
                                                                   apparel and accessories, from April 1982
                                                                   until August 1991.

- ------------------------
(1) Sydney A. Luria is Leonard Luria and Jeremy Serwer's uncle and Peter Luria's great uncle.

(2) Jeremy Serwer is Leonard Luria and Peter Luria's cousin.

(3) May be deemed to be a control person of the Company by virtue of his stock ownership. See 'Security Ownership of Certain Beneficial Owners and Management.'

(4) Peter P. Luria is the son of Leonard Luria.

(5) Member of Executive Committee of the Board of Directors.

COMMITTEES

     The principal standing committees of the Board of Directors include the following:

     Audit Committee. The Audit Committee was established by the Board of Directors in March 1981 and is currently comprised of Harry J. Diven, Jr. (Chairman), Sydney A. Luria, Jeremy R. Serwer and Cynthia Cohen-Turk. The Audit Committee meets with management regarding the internal controls of the Company and the objectivity of its financial reporting. The Committee also meets with the Company's independent auditors and with appropriate Company financial personnel concerning these matters. Other functions of the Audit Committee include recommending to the Directors the appointment of the independent auditors and reviewing the Company's audited financial statements and the auditors' report thereon with the auditors and the Company's management. The Audit Committee met twice during the fiscal year ended January 28, 1995.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee was established by the Board of Directors in June 1993 and combines the functions of the Compensation Committee and the Stock Option Committee, each of which was originally established in March 1981. The

Compensation and Stock Option Committee is currently comprised of Harold Wolfson (Chairman), Edwin D. Marks and Jorgen Petersen. Mr. Wolfson's term as Director expires in June 1995. The Compensation and Stock Option Committee's responsibilities consist of recommending, reviewing and approving the salary and fringe benefits policies of the Company, reviewing compensation policies for Directors and reviewing and approving the compensation of officers of the Company. The Compensation and Stock Option Committee also recommends and approves stock awards and option grants under the Company's employee benefit plans, including the 1992 Stock Option Plan, and recommends amendments to such plans, subject to approval by the Board of Directors. The Compensation and Stock Option Committee met twice during the fiscal year ended January 28, 1995.

     Nominating Committee. The Nominating Committee was established by the Board of Directors in June 1993 and is currently comprised of Peter P. Luria (Chairman), Harry J. Diven, Jr. and Leonard Luria. The Nominating Committee considers and recommends to the Board of Directors a slate of nominees for election as directors of the Company at the annual meeting of the Company's stockholders and, when vacancies occur, candidates for election by the Board of Directors. In addition, the Nominating Committee from time to time evaluates the size and composition of the Board of Directors and makes recommendations to the Board of Directors with respect thereto. Although the Nominating Committee does not solicit suggestions for nominees, the committee will consider nominees recommended by security holders if such recommendations are accompanied by biographical data and sent to the Company's Secretary. The Nominating Committee did not meet in 1994.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

     Each Director who is neither an officer nor employee of the Company receives a fee of $3,000 per year. In addition, such Directors are reimbursed for attendance at quarterly meetings in an amount of $500 per meeting and are reimbursed for out-of-pocket expenses incurred by them in attending Board or committee meetings. Harry J. Diven, Jr., the Chairman of the Audit Committee, receives an additional $1,000 per quarter as reimbursement for quarterly visits to the Company. Pursuant to the 1993 Directors' Stock Option Plan, non-employee directors are granted options to purchase 1,000 shares of Common Stock, after each annual meeting of the Company, provided that the Company recognized a net profit during the preceding fiscal year.

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended January 28, 1995. Each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which he served.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation awarded to, earned by or paid to each of the Company's Chief Executive Officer and the four most highly compensated executive officers during fiscal 1995 other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1995. Information is also included for one former executive officer who was employed by the Company during fiscal 1995, but not at the end of fiscal 1995. Information with respect to salary, bonus, other annual compensation, options and LTIP Payouts is included for the 1993, 1994 and 1995 fiscal years. The Company has not granted any restricted stock awards or stock appreciation rights, nor paid compensation that would qualify as 'All Other Compensation.'

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                                    ------------------------------------    -----------------------
                                                                                            AWARDS        PAYOUTS
                                                                            OTHER ANNUAL    -------    ------------
                                                    SALARY        BONUS     COMPENSATION    OPTIONS    LTIP PAYOUTS
NAME AND PRINCIPAL POSITION         FISCAL YEAR      ($)         ($)(1)        ($)(2)       (NUMBER)          ($)
- ---------------------------         -----------    --------      -------    ------------    -------    ------------
LEONARD LURIA                           1995       $339,423      $ --       $   2,310         --       $      --
Chairman, Chief Executive               1994        400,000        --           2,249         --              --
Officer and Treasurer                   1993        450,000        --           2,182         --              --

PETER P. LURIA                          1995       $300,000      $ --       $   4,443        50,000    $      --
President                               1994        282,692       75,000        2,249         --              --
                                        1993        200,000       66,600        2,182       100,000           --

DUANE R. WOLTER                         1995       $206,478      $ --       $      --         --       $      --
Senior Vice President                   1994          7,692(3)     --              --        15,000           --
                                        1993          --           --              --         --              --

JOSEPH BOMBARA(4)                       1995       $179,362      $ --       $      --         --       $      --
Vice President                          1994        107,692       10,000           --        10,000           --
                                        1993          --           --              --         --              --

JEFFREY BAYER                           1995       $160,000      $ --       $   3,653        10,000    $   4,875(5)
Senior Vice President                   1994        154,231       10,000        2,249         --           6,438(5)
                                        1993        140,000       20,000        2,100        10,000        3,438(5)

RICHARD LIEBMAN                         1995       $116,036      $ --       $     964         5,000    $      --
Vice President                          1994        115,961        5,000           --         --              --
                                        1993        111,346        7,500           --         5,000           --

- ------------------------
(1) Reflects bonus earned in the fiscal year, although paid in the next fiscal year.
(2) Represents the Company's matching contributions to the Tax Deferred Savings Plan in equivalent shares of Common Stock. Does not include the dollar value of personal benefits, such as the cost of automobiles and health insurance, the aggregate value of which for each named executive officer was less than 10% of such executive officer's salary and bonus.
(3) Mr. Wolter's employment with the Company commenced in January 1994.
(4) Mr. Bombara's employment with the Company ended in November 1994.
(5) Represents the dollar value of stock awards in equivalent shares of Common Stock delivered to participants in the Company's Stock Bonus Plan during fiscal 1993.

OPTION GRANTS TABLE

     The following table sets forth certain information concerning grants of stock options made during the 1995 fiscal year to the named executive officers and one former executive officer. All stock options granted to such persons during the 1995 fiscal year were granted pursuant to the Company's 1992 Stock Option Plan.
                    OPTION GRANTS DURING 1995 FISCAL YEAR(1)

                                                                                                               POTENTIAL
                                                                                                            REALIZABLE VALUE
                                                                                                               AT ASSUMED
                                             INDIVIDUAL GRANTS                                                ANNUAL RATE
                     ----------------------------------------------------------------------------            OF STOCK PRICE
                     NUMBER OF SECURITIES                                                                     APPRECIATION
                          UNDERLYING          % OF TOTAL OPTIONS                                           FOR OPTION TERM(2)
                        OPTIONS GRANTED      GRANTED TO EMPLOYEES    EXERCISE PRICE    EXPIRATION    ------------------------------
NAME                       (NUMBER)           IN FISCAL YEAR 1995       PER SHARE            DATE          5%($)           10%($)
- ----                 --------------------    --------------------    --------------    ----------    -------------    -------------
Leonard Luria                    0                    0.0%           $     0.00             N/A      $           0    $           0
Peter P. Luria              50,000                   41.6                 9.625          4/7/99            133,000          293,800
Duane Wolter                     0                    0.0                  0.00             N/A                  0                0
Joseph Bombara              10,000                    8.3                 9.625          4/7/99             26,600           58,800
Jeffrey Bayer               10,000                    8.3                 9.625          4/7/99             26,600           58,800
Richard Liebman              5,000                    4.1                 9.625          4/7/99             13,300           29,400

- ------------------------

(1) No stock appreciation rights were granted.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions providing for termination of the option following termination of employment, nontransferability or vesting or the potential exercise of options and sale of the underlying shares prior to expiration of the term.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning the exercise of stock options and unexercised stock options held by the named executive officers and one former executive officer during and as of the end of the 1995 fiscal year. No stock appreciation rights have been granted or are outstanding.

           OPTION EXERCISES AND OPTION VALUES DURING 1995 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF                 VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                                            AT 1995                        AT 1995
                                                                        FISCAL YEAR END                FISCAL YEAR END
                             SHARES ACQUIRED                                (NUMBER)                         ($)(1)
                             ON EXERCISE      VALUE REALIZED    ------------------------------    ----------------------------
NAME                           (NUMBER)             ($)           EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----                         --------------    -----------       -----------     -------------    -----------    -------------
Leonard Luria                       0           $     0.00                0               0       $     0        $      0
Peter P. Luria                      0                 0.00          166,667          58,333             0               0
Duane Wolter                        0                 0.00                0          15,000             0               0
Joseph Bombara                      0                 0.00                0          20,000             0               0
Jeffrey Bayer                       0                 0.00            8,334          20,000             0               0
Richard Liebman                     0                 0.00            3,334          10,000             0               0

- ------------------------
(1) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on January 28, 1995 was $6.50. All options shown on this table have an exercise price in excess of $6.50.

                     CERTAIN TRANSACTIONS WITH MANAGEMENT

     During the fiscal year ended January 28, 1995, the Company leased its store facility at 980 S.W. 1st Street, Miami, Florida, from a partnership in which Leonard Luria, an officer, Director and principal shareholder of the Company, has a 60% interest. During the fiscal year ended January 28, 1995, the Company paid basic rent under the lease of $63,222. In addition, the Company is obligated to pay real estate taxes, assessments and other governmental charges and insurance in connection with the leased premises.

     During the fiscal year ended January 28, 1995, the Company leased its store facility at 14600 Biscayne Boulevard, North Miami, Florida, from a partnership in which Gloria Luria, an officer and principal shareholder of the Company, has a 60% interest. During the fiscal year ended January 28, 1995, the Company paid basic rent under the lease of $14,175. In addition, the Company is obligated to pay real estate taxes, assessments and other governmental charges and insurance in connection with the leased premises. The lease was terminated in August 1994.

     During the fiscal year ended January 28, 1995, the Company leased its store facility located at 6411 Taft Street, Hollywood, Florida, from a partnership in which Gloria Luria, an officer and principal shareholder of the Company, has a 70% interest. During the fiscal year ended January 28, 1995, the

Company paid basic rent under the leases of $85,087. In addition, the Company is obligated to pay real estate taxes, assessments and other governmental charges and insurance in connection with the leased premises.

     The Company believes that the rent charged and to be charged under each lease described above is at a rate that is comparable to that paid under leases of similar properties in the same general location as the properties described and that the terms of each such lease are at least as favorable to the Company as could be obtained from an unaffiliated party.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the 'SEC') initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended January 28, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report was filed late by Leonard Luria.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program for executive officers is administered by the Compensation and Stock Option Committee (the 'Committee') of the Board of Directors, which is composed of Harold Wolfson, Edwin D. Marks and Jorgen Petersen. Compensation of executive officers of the Company, other than the Chief Executive Officer and the President, is based upon recommendations made to the Committee by the Executive Committee. The Executive Committee currently consists of Leonard Luria, the Company's Chief Executive Officer, and Peter P. Luria, the Company's President.

     The Committee focuses on (i) attracting and retaining key executive officers; (ii) individual and Company performance, both short-term and long-term; (iii) relating performance and responsibilities to compensation; and
(iv) providing incentives to management based upon performance. Benefits provided to management through stock option incentives are generally consistent with shareholder return. In reviewing Company performance the Committee gives primary consideration to sales and earnings and evaluates strategic planning and the Company's progress in that regard. The Committee also takes into consideration external economic factors that affect results of operations. The Committee's analysis of the foregoing factors is by nature subjective. The Committee strives to maintain compensation within the market range. In making this analysis, the Committee focuses on the Company's niche in the market and views the Company as the largest specialty discount retailer in Florida. The Committee does not utilize market surveys.

     Salaries of executive officers are based primarily upon position with the Company, the person's responsibilities and importance to the Company, agreements with the Company, performance and external comparisons. The Committee does not obtain any formal analysis of or formal documentation pertaining to competitive rates, but relies on the knowledge and experience of Committee members. This analysis is also subjective. An executive officer's prior salary and history with the Company is also taken into consideration. Salaries in fiscal 1994 increased from fiscal 1993 primarily after taking into consideration the Company's revenues and earnings, progress toward its strategic plan and the accomplishment of certain specific goals. Years of service and the Company's stability despite adverse economic conditions were also considered. In fiscal 1994, there were also several new executive officers whose salaries were negotiated as part of the hiring process. The Chief Executive Officer's salary has decreased from the 1994 level.

     The Chief Executive Officer's salary for fiscal 1995 represents all of his compensation. Accordingly, he did not receive a bonus for fiscal 1995. The Company has a formula for awarding a bonus to the President based upon the Company's profit before taxes. A bonus is awarded if such profit is equal to or greater than $5 million. The Committee provides bonuses to each of its executive officers based upon the Company's results of operations and such officer's performance. This determination is not subject to specific criteria. In determining bonuses, consideration is also given to existing salary levels. The Company relates bonuses to its long-term planning. Certain executive officers whom the Committee deemed instrumental to the Company's performance received bonuses for fiscal 1993 and 1994 because the Company made progress in implementing its strategic plan and had positive earnings in each year, notwithstanding a restructuring charge of $5.5 million in fiscal 1994. In fiscal 1995 no bonuses were awarded. See 'Executive Compensation--Summary Compensation Table.'

     The Committee also relates a significant portion of executive officer compensation to long-term incentives in order to encourage long-term planning. The 1992 Stock Option Plan provides an incentive to management through the award of stock options at the discretion of the Committee. The amount of options granted to any executive officer depends, to some extent, on position and salary level, individual performance, the executive's impact on the Company and the executive's perceived potential. As a number of options remained outstanding, a limited number of options were granted to executive officers in 1995. Stock options that were granted in fiscal 1995 were granted to recognize individual performance or to provide additional incentive for the future. Options were granted to individuals with fewer or no options outstanding and as part of compensation packages to retain several new executive officers. In making a determination with respect to the size of these grants, the Committee primarily emphasized the Company's revenues and earnings and the perceived role of the individual in connection therewith or perceived future role in operations. Further emphasis was given to the individual's present or future role in strategic planning. The Committee also considered what amount of options would be necessary to provide adequate incentives to such executive officers. All of these factors are subjective. See 'Executive Compensation-- Option Grants During the 1995 Fiscal Year.'

Messrs. Edwin D. Marks; Jorgen Petersen and Harold Wolfson

                               PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the Standard & Poor's 500 Composite Index and the Standard & Poor's Retail Stores-Composite Index. The graph assumes $100 was invested on January 30, 1990 in the Company's Common Stock, the Standard & Poor's Composite Index and the Standard & Poor's Retail Stores-Composite Index, and assumes reinvestment of dividends.

                         TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS

                         1990     1991     1992     1993     1994     1995
                         ----   ------   ------   ------   ------   ------
LURIA (L.) & SON INC      100    65.28    76.39   116.67   152.78    77.78
S&P 500 INDEX             100   108.39   132.99   147.06   166.00   166.88
RETAIL STORES COMPOSITE   100   117.33   163.95   195.70   188.61   174.65

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has recommended the firm of KPMG Peat Marwick as the independent auditors of the Company for the current fiscal year. Although the appointment of KPMG Peat Marwick as the independent auditor of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an independent auditor, and the Board of Directors may change the Company's auditor at any time without the approval or consent of the shareholders. The Board proposes and unanimously recommends that the shareholders ratify the selection of KPMG Peat Marwick by adopting the following resolution:

      RESOLVED, that the appointment by the Board of Directors of this Company of KPMG Peat Marwick as the independent auditors of this Company for the current fiscal year be, and such appointment hereby is, ratified, confirmed and approved.

     If the shareholders do not ratify the selection of KPMG Peat Marwick by the affirmative vote of the holders of a plurality of votes cast by the shares of Common Stock and Class B Stock represented in person or by proxy at the Meeting, and voting together as a class, the selection of another independent auditor will be considered by the Board of Directors.

     Representatives of KPMG Peat Marwick are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company no later than January 3, 1996, for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the Meeting. Should any unanticipated business properly come before the Meeting, however, it is intended that the holders of proxies solicited hereby will vote thereon at their discretion.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and employees of the Company may solicit proxies in person or by telephone without compensation. Brokers, banks and other custodians or fiduciaries holding shares in the names of the nominees will be requested to forward copies of the proxy soliciting materials to the beneficial owners of the shares and the Company will reimburse them for expenses incurred in doing so. To assist the Company in obtaining proxies from such brokers, banks and other custodians or fiduciaries, the Company has engaged Corporate Investors Communications, Inc. for a fee of $5,000 plus out-of-pocket expenses.

     The Company's Annual Report to its shareholders is being mailed with this proxy statement; however, the Annual Report does not form a part of this proxy statement or the Company's solicitation of proxies.

     The above notice and proxy statement are sent by order of the Board of Directors.

                                          GLORIA LURIA
                                          Secretary

Miami Lakes, Florida
May 3, 1995

COMMON STOCK PROXY
                              L. LURIA & SON, INC.
               5770 MIAMI LAKES DRIVE, MIAMI LAKES, FLORIDA 33014
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder of shares of Common Stock of L. LURIA & SON, INC., a Florida corporation (the 'Company'), hereby appoints LEONARD LURIA and PETER LURIA, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Davis Cup Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida 33014, at 9:00 A.M., local time, June 1, 1995, and at all adjournments thereof with authority to vote said Common Stock on the matters set forth below:

    The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. Except with regard to voting separately as a class on the election of a director, shares of Common Stock will vote together with shares of Class B Stock as a single class. If no direction is made, this Proxy will be voted for each item listed below.

    The Board of Directors recommends a vote FOR each proposal.

1. ELECTION OF DIRECTOR. Election of Harry J. Diven, Jr. as Director representing holders of Common Stock, by holders of Common Stock voting as a class.

     [ ] FOR nominee listed above.
  OR [ ] WITHHOLD AUTHORITY to vote for nominee listed above.

2. Ratification of appointment of KPMG Peat Marwick as the Company's independent certified public accountants for the current fiscal year.

                         [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, upon such other business as may be properly brought before the meeting and each adjournment thereof.

                               (see reverse side)

                              L. LURIA & SON, INC.

THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

                                            Dated: -----------------------, 1995


                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)
                                            PLEASE SIGN YOUR NAME EXACTLY AS IT
                                            APPEARS ON THE LEFT. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                            ATTORNEYS AND AGENTS SHOULD GIVE
                                            THEIR FULL TITLES AND SUBMIT
                                            EVIDENCE OF APPOINTMENT UNLESS
                                            PREVIOUSLY FURNISHED TO THE COMPANY
                                            OR ITS TRANSFER AGENT. ALL JOINT
                                            OWNERS SHOULD SIGN.

                                            PLEASE MARK, DATE, SIGN AND RETURN
                                            USING THE ENCLOSED ENVELOPE.
                                            YOUR PROMPT ATTENTION WILL BE
                                            APPRECIATED.

CLASS B STOCK PROXY
                              L. LURIA & SON, INC.
               5770 MIAMI LAKES DRIVE, MIAMI LAKES, FLORIDA 33014
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder of Class B Stock of L. LURIA & SON, INC., a Florida corporation (the 'Company'), hereby appoints LEONARD LURIA and PETER LURIA, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Class B Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Davis Cup Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida 33014, at 9:00 A.M., local time, June 1, 1995, and at all adjournments thereof with authority to vote said Class B Stock on the matters set forth below:

    The shares of Class B Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to ten votes for each share of Class B Stock held. Except with regard to voting separately as a class on the election of directors, shares of Common Stock will vote together with shares of Class B Stock without regard to class. If no direction is made, this Proxy will be voted for each item listed below.

    The Board of Directors recommends a vote FOR each proposal.

1. ELECTION OF DIRECTOR. Election of Peter P. Luria as Director representing holders of Class B Stock, by holders of Class B Stock voting as a class.

     [ ] FOR nominee listed above.

  OR [ ] WITHHOLD AUTHORITY to vote for nominee listed above.

2. Ratification of appointment of KPMG Peat Marwick as the Company's independent certified public accountants for the current fiscal year.

                         [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, upon such other business as may be properly brought before the meeting and each adjournment thereof.

                               (see reverse side)

                              L. LURIA & SON, INC.

THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

                                           Dated: -----------------------, 1995


                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)
                                            PLEASE SIGN YOUR NAME EXACTLY AS IT
                                            APPEARS ON THE LEFT. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                            ATTORNEYS AND AGENTS SHOULD GIVE
                                            THEIR FULL TITLES AND SUBMIT
                                            EVIDENCE OF APPOINTMENT UNLESS
                                            PREVIOUSLY FURNISHED TO THE COMPANY
                                            OR ITS TRANSFER AGENT. ALL JOINT
                                            OWNERS SHOULD SIGN.

                                            PLEASE MARK, DATE, SIGN AND RETURN
                                            USING THE ENCLOSED ENVELOPE.
                                            YOUR PROMPT ATTENTION WILL BE
                                            APPRECIATED.